UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 19, 2010, the Compensation Committee of the Board of Directors of MSC Industrial Direct Co., Inc. (the "Company") awarded bonuses for fiscal year 2010 performance in addition to the payouts made under the Company's 2010 annual incentive bonus plan.  The Committee determined that the maximum payout levels under the 2010 plan did not appropriately account for a range of EPS performance in excess of the target performance level.  Additional bonus payouts were as follows: $83,152 for Mr. David Sandler, the Company's President and Chief Executive Officer; $28,824 for Mr. Charles Boehlke, the Company's Chief Financial Officer; and $19,406 for Mr. Thomas Cox, a named executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: October 21, 2010	By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer Title: Vice President, Finance